EXHIBIT 21.01

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
                              List of Subsidiaries


Name                                             State or Other Jurisdiction of
----                                             Incorporation or Organization

New York Testing Laboratories Inc............................         Delaware
North Atlantic Laboratories Inc..............................         New York
Sound Coastal Remediation, Inc...............................         New York
Trade-Winds Environmental Restoration, Inc...................         New York